Exhibit 10.4 to Clean Coal Technologies, Inc. 11 June 10-Q

AMENDMENT TO MMB
ADVISORY AGREEMENT

The Advisory Agreement between MMB Global Advisor, and Clean Coal Technologies, Inc., for the provision of various strategic consulting services entered into on the 12th day of August, 2010, is hereby amended to reflect a reduction of four million shares.

This Amendment will reduce the total number of twenty-seven million (27,000,000) fully vested Company restricted shares originally contemplated by this Agreement, to twenty-three million (23,000,000) shares. The residual balance of the shares outstanding will be equally apportioned over the remaining months of the Agreement as earned.

IN WHITNESS WHEREOF, the Parties represent and warrant that this Amendment is executed by duly authorized representatives of each Party as set forth below effective the 1st day of June, 2011.

MMB Global Advisor Name: /s/Manorama Panigrahi Title: Managing Director Date: 7/15/11	CLEAN COAL TECHNOLOGIES, INC. Name: /s/Robin T. Eves Title: President & CEO Date: 6/23/11